EXHIBIT 15.3

Letter from Independent Registered Public Accounting Firm re: Item 16F

 .

Grant Thornton
京都天华

Grant Thornton China
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U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
U.S.A

August 24, 2012

Re: SGOCO Group, Ltd.
File No. 1-35015

Dear Sir or Madam:

We have read Item 16F of Form 20-F of SGOCO Group, Ltd., dated August 24, 2012, and agree with the statements concerning our Firm contained therein.

Yours sincerely,

Grant Thornton

GRANT THORNTON